                   LIBERTY NATIONAL BANCORP, INC. ("Liberty")
                              Louisville, Kentucky

             THIS PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints DAVID R. BASS or W. C. FISHER, JR., or GILBERT PAMPLIN, or any one of them (with full power to act alone), my proxy, with Liberty's Chairman having the power to appoint a proxy's substitute, to represent me to vote all of the Common Stock of Liberty held of record by me or which I am otherwise entitled to vote, at the close of business on
               , 1994, at the Special Meeting of its Shareholders to be held on
               , 1994, at        a.m. and at any adjournment thereof, with all
powers the undersigned would possess if personally present, as follows:

          1. MERGER. A proposal (the "Merger Proposal") (i) to approve the Merger Agreement dated as of November 2, 1993, and amended as of May 19, 1994, by and among Liberty, BANC ONE CORPORATION
             ("BANC ONE") and Aaron Acquisition Corporation ("Acquisition Corp."), a wholly owned subsidiary of BANC ONE and the related Plan of Merger and Reorganization and (ii) a proposed amendment to the Merger Agreement and an alternative Plan of Merger and Reorganization, providing for the merger of Acquisition Corp. with and into Liberty (the "Merger"), pursuant to which each outstanding share of Liberty Common Stock will be converted into shares of BANC ONE Common Stock, and the surviving corporation shall become a wholly owned subsidiary of BANC ONE; and to authorize such other action by the Board of Directors of Liberty and any of its executive or proper officers as may be necessary or appropriate to carry out the objects, intents, or purposes of the Merger Proposal.

                   FOR                  AGAINST               ABSTAIN
                       ---------------          -------------         ---------

          2. OTHER BUSINESS. In their discretion, the proxies are authorized to act upon such other matters as may properly be brought before the Special Meeting or any adjournment thereof.

THIS PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

Date                    , 1994
     -------------------                ----------------------------------
                                        Signature

PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY FORM PROMPTLY USING THE
ENCLOSED ENVELOPE.                      -----------------------------------
                                        Signature if held jointly



                                    Ex.2.3-1